EXHIBIT (P)(3)

                             DELPHI MANAGEMENT, INC.

                                 CODE OF ETHICS

I.       INTRODUCTION
         ------------

         A.       GENERAL PRINCIPLES
                  ------------------

                      This Code of Ethics (the "Code") establishes rules of conduct for certain persons associated with Delphi Management, Inc. ("Delphi" or the "Company" ) and is designed to govern their personal securities activities. For purposes of this Code, all employees are considered "Access Persons" (as defined below).

                      In general, in connection with personal securities transactions, Access Persons should (1) always place the interests of Delphi's clients first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and
                      (3) not take inappropriate advantage of their positions.

         B.       APPLICABILITY
                  -------------

                  For purposes of this Code, an "Access Person" is defined as any officer, Director or employee of Delphi.

         C.       LEGAL REQUIREMENTS
                  ------------------

                  Delphi is an investment adviser registered with the Securities and Exchange Commission ("SEC"). Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Investment Advisers Act of 1940, and rules adopted under these Acts, an adviser must adopt a code of ethics which communicates the company's policies and procedures regarding how its Access Persons must conduct themselves in an ethical and professional manner. In accordance with these Acts, this Code contains policies and procedures to prevent conflicts of interest between the personal security transactions of Access Persons and the securities transactions of Delphi's clients.

                  Accordingly, it is unlawful for any Access Person:

                  1. To employ any device, scheme or artifice to defraud Delphi's clients;

                  2. To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

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                  3.       To engage in any act, practice, or course of business
                           which operates or would operate as a fraud or deceit upon a client.

                  It is the duty of Delphi's Compliance Officer to identify such Access Persons on a continuing basis, to inform them of their duty to report their personal trades, and to provide them with copies of the Code.

II.      RESTRICTIONS ON ACTIVITIES
         --------------------------

         A.       PROHIBITED PURCHASES AND SALES
                  ------------------------------

                  1. No Access Person shall purchase or sell, directly or indirectly, any security (or related security) in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) and which they know or should have known at the time of such purchase or sale:

                           (a) is being or has been  considered  for purchase or
                               sale by Delphi; or

                           (b) is being purchased or sold by Delphi.

                  2. No Access Person shall disclose to other persons the securities activities engaged in or contemplated by Delphi.

         B.       BLACKOUT PERIOD
                  ---------------

                  1. Delphi requires that all Delphi employees not invest personally in securities in which clients' assets are being invested until 2 days after the last client transaction in the security, for clients intended to be placed in the security. Conversely, there is a 2-day waiting period for the divestiture of a security, as well.

                  2. All employees must provide Delphi with confirms of their individual transactions.

         C.       INTERESTED TRANSACTIONS
                  -----------------------

                  No Access Person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                  1.       any  direct  or  indirect  beneficial  ownership  (as
                           defined  in   Attachment  A  to  this  Code)  of  any
                           securities of such issuer;

                  2. any contemplated transaction by such person in such securities;

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                  3.       any position  with such issuer or its affiliates; and

                  4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         D.       INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS
                  ----------------------------------------------

                  Except as provided below, no Delphi employee shall acquire any securities in an initial public offering or a limited offering in order to preclude any possibility of such person profiting from their positions with Delphi.

                  Delphi employees may acquire securities for their personal accounts in an initial public offering or a limited offering provided that prior to purchasing the securities, such person shall preclear the trade with the designated Compliance Officer who will if requested disclose to appropriate parties the identity of the buyer and explain that the purchase is permitted under the Code.

           III.   EXEMPT TRANSACTIONS
                  -------------------

                  A. For purposes of this Code, the term "security" shall not include the following:

                  1.       direct obligations of the Government of the United
                           States;
                  2.       bankers' acceptances;
                  3.       bank certificates of deposit;
                  4.       commercial paper;
                  5.       high quality short-term debt instruments,   including
                           repurchase agreements; and
                  6. shares of registered open-end investment companies WITH THE EXCEPTION of purchases or sales of shares of Delphi Value Fund or any other funds for which Delphi serves as the investment adviser or subadviser.

                  B.       The  prohibitions   described  in  paragraph  (B)  of
                           Article II shall not apply to:

                  1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  2. Purchases or sales that are non-volitional on the part of the Access Person;

                  3. Purchases that are part of an automatic dividend reinvestment plan;

                  4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

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                  5.       Subject to the  advance  approval  of the  Compliance
                           Officer (as defined below), purchases or sales which are only remotely potentially harmful to the Company because such purchases or sales would be unlikely to affect a highly institutional market, or because such
                           purchases   or  sales   are   clearly   not   related
                           economically to the securities held, purchased or sold by the Company.

IV.      COMPLIANCE PROCEDURES
         ---------------------

         A.       PRECLEARANCE
                  ------------

                  All Delphi employees shall receive prior written approval from the Compliance Officer before purchasing or selling securities WITH THE EXCEPTION of purchases or sales of shares of Delphi Value Fund or any other funds for which Delphi serves as the investment adviser or subadviser. Any such approved transaction must be completed by the close of business on the next business day after approval is received unless it is rescinded prior to execution. All Delphi employees shall disclose to the Compliance Officer any factors relevant to the preclearance review. All requests and responses will be documented and maintained in accordance with the recordkeeping requirements of Rule 17j-1(f) of under the 1940 Act.


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         B.       REPORTING OBLIGATIONS
                  ---------------------

                  1. Unless excepted by Section 2 of this Paragraph B, every Access Person must report to the Compliance Officer as described below.

                           (a) INITIAL HOLDINGS REPORTS (Attachment B). Not later than 10 days after the person becomes an Access Person, the following information:

                                    (i)     the  title,  number  of  shares  and
                                            principal amount of each security in
                                            which  the  Access  Person  had  any
                                            direct   or   indirect    beneficial
                                            ownership  when the person became an
                                            Access Person;

                                    (ii)    the name of any  broker,  dealer  or
                                            bank  with  whom the  Access  Person
                                            maintained  an  account in which any
                                            securities  were held for the direct
                                            or  indirect  benefit  of the Access
                                            Person  as of the  date  the  person
                                            became an Access Person; and

                                    (iii)   the date  that the  report is signed
                                            and submitted by the Access Person.

                           (b)      QUARTERLY  TRANSACTION  REPORTS  (Attachment
                                    C).  Not later than 10 days after the end of
                                    each   calendar   quarter,   the   following
                                    information:

                                    (i)     With  respect  to  any   transaction
                                            during the  quarter in a security in
                                            which  the  Access  Person  had  any
                                            direct   or   indirect    beneficial
                                            ownership:

                                            (1)      the     date     of     the
                                                     transaction, the title, the
                                                     interest  rate and maturity
                                                     date (if  applicable),  the
                                                     number  of  shares  and the
                                                     principal  amount  of  each
                                                     security involved;

                                            (2)      the     nature    of    the
                                                     transaction          (I.E.,
                                                     purchase, sale or any other
                                                     type  of   acquisition   or
                                                     disposition);

                                            (3)      the  price of the  security
                                                     at  which  the  transaction
                                                     was effected;

                                            (4)      the  name  of  the  broker,
                                                     dealer   or  bank  with  or
                                                     through      which      the
                                                     transaction  was  effected;
                                                     and
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                                            (5)      the date that the report is
                                                     signed and submitted by the
                                                     Covered Person.

                                    (ii)    With    respect   to   any   account
                                            established  by the Access Person in
                                            which  any   securities   were  held
                                            during the quarter for the direct or
                                            indirect   benefit   of  the  Access
                                            Person:

                                            (1)      the  name  of  the  broker,
                                                     dealer  or bank  with  whom
                                                     the      Access      Person
                                                     established the account;

                                            (2)      the date  that the  account
                                                     was established; and

                                            (3)      the date that the report is
                                                     signed and submitted by the
                                                     Access Person.

                                    (iii)   In  the  event  that  no  reportable
                                            transactions   occurred  during  the
                                            quarter,  the report  should so note
                                            and returned signed and dated.

                           (c) ANNUAL HOLDINGS REPORTS (Attachment D). Not later than each January 30th, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                                    (i)     the  title,  number  of  shares  and
                                            principal amount of each security in
                                            which  the  Access  Person  had  any
                                            direct   or   indirect    beneficial
                                            ownership;

                                    (ii)    the name of any  broker,  dealer  or
                                            bank  with  whom the  Access  Person
                                            maintains  an  account  in which any
                                            securities  are held for the  direct
                                            or  indirect  benefit  of the Access
                                            Person; and

                                    (iii)   the  date on  which  the  report  is
                                            signed and  submitted  by the Access
                                            Person.

                  2. The following are the exceptions to the reporting requirements outlined in Section 1 of this Paragraph
                           B:

                           (a) A person need not make any report required under Section 1 of this Paragraph B with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

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                           (b)      A  person   need   not   make  a   quarterly
                                    transaction  report  under  Section  1(b) of
                                    this   Paragraph  B  if  the  report   would
                                    duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the person in the time period required under Section 1(b), if all of the information required under Section 1(b) is contained in the broker trade confirmations or account statements.

                  3. Any report delivered pursuant to this Paragraph B may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

         C.       CERTIFICATION OF COMPLIANCE
                  ---------------------------

                  Each Access Person is required to certify annually that he or she has read and understood the Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

V.       REVIEW BY THE BOARD OF DIRECTORS
         --------------------------------

         The Compliance Officer shall promptly furnish to the Board of Directors of Delphi all material information regarding any material violation of Delphi's Code. At least annually, the Compliance Officer shall furnish to the Board of Directors and the Board shall consider a written report which:

         A.       Describes any  recommended  changes to the Code or procedures;
                  and

         B. Contains a summary of any material violations which occurred during the past year which had not previously been reported to the Board of Directors and the remedial action taken.

         C.       Certifies  that  Delphi  has  adopted  procedures   reasonably
                  necessary to prevent violation of its Code.

VI.      SANCTIONS
         ---------

         Upon discovering that an Access Person has not complied with the requirements of this Code, the designated Compliance Officer or other management personnel, whichever is more appropriate under the circumstances, may impose on that person whatever sanctions they deem appropriate including, in addition to the actions specifically delineated in other sections of this Code, a letter of censure or suspension or termination of employment.

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VII.     CONFIDENTIALITY
         ---------------

         All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VIII.    OTHER LAWS, RULES, AND STATEMENTS OF POLICY
         -------------------------------------------

         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Delphi.

IX.      RECORDS
         -------

         Delphi shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 under the 1940 Act and which shall be available for examination by representatives of the SEC.

         1. A copy of this Code of Ethics, and any other code of ethics which at any time within the past five years has been in effect, shall be preserved in an easily accessible place.

         2. A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

         3. A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

         4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics or who are or were responsible for reviewing these report shall be maintained in an easily accessible place.

         5. A copy of each report required under Article V shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place.

         6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Delphi employees of securities under Paragraph D of Article II, shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

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X.       FURTHER INFORMATION
         -------------------

         If any person has any questions with regard to the applicability of the provisions of this Code generally, or with regard to any securities transaction or transactions, such person should consult the Compliance Officer.


Dated:  February 2000
As amended: February 12, 2004

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                                                                    ATTACHMENT A
                                                                    ------------

"BENEFICIAL OWNERSHIP", for purposes of this Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-(a)(2) under the Securities Exchange Act of 1934, as amended, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership". Although the following list is not intended to be exhaustive, pursuant to the rule, a person is generally regarded as the beneficial owner of the following securities:

(i)      securities held in the person's own name;

(ii) securities held with another in joint tenancy, community property or other joint ownership;

(iii) securities held by a bank or broker as nominee or custodian on such person's behalf of securities pledged as collateral for a loan;

(iv) securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

(v) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

(vi) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sales decisions;

(vii) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(viii) securities held by a general partnership or limited partnership in which the person is a general partner;

(ix) securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

(x) securities in a portfolio giving the person certain performance related fees; and

(xi) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

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